Adeona Announces Executive Management Transitions and Board of Directors Appointments

to Strengthen Company’s Synthetic Biologics Strategic Focus

-- Adeona Chairman, Jeff Riley, Appointed New CEO;

James S. Kuo to Remain on Board; Scott L. Tarriff and Nelson K. Stacks Join Board --

For Immediate Release

Ann Arbor, MI, February 6, 2012 – Adeona Pharmaceuticals, Inc. (NYSE Amex: AEN - News), a developer of synthetic DNA-based therapeutics and innovative disease-modifying medicines for serious illnesses, announced today executive management transitions and Board of Director appointments to strengthen and expand the Company’s leadership, as follows:

•         Jeff Riley, a member of the Adeona Board of Directors since March 2010 and Chairman of the Board since November 2011, was appointed as the Company’s President and Chief Executive Officer.

•         Scott L. Tarriff and Nelson K. Stacks were appointed independent members of the Company’s Board of Directors.

James S. Kuo will continue to serve on the Company’s Board of Directors, having resigned from his day-to-day management positions to pursue other opportunities. Mr. Riley has stepped down from Adeona’s Audit and Nominations Committees; independent director, Jeffrey Kraws, was elected to the Nominations Committee and Mr. Stacks was elected to the Audit Committee.

“As we align ourselves with our new focus on the emerging field of synthetic biologics, these management transitions and board appointments position Adeona to benefit from the expertise of each of these experienced life science leaders. The Board of Directors welcomes Jeff to the executive management team as he assumes the responsibilities of CEO. Jeff’s considerable management and financial experience during his career will help shape the vision and skills needed to lead Adeona to future success,” said Jeffrey Kraws, on behalf of the Board of Directors. “We also thank Jim for his service to Adeona as he transitions out of his management role, and appreciate the continuity he will bring to the Company as a member of the Board.”

Mr. Riley has more than 20 years of experience in the biotechnology and pharmaceutical industries during which he negotiated numerous worldwide strategic corporate alliances, established joint ventures, and assisted in obtaining venture financings to support product development. Most recently, in addition to serving as Adeona’s Chairman, where he played an integral role in the formation of the Company¹s recent collaboration with Intrexon Corporation, he served as Managing Director of 526 Ventures, a life science-focused venture capital and advisory firm. Prior to this, Mr. Riley was a venture partner with QIC Bioventures Fund, the life science-focused venture component of the $70 billion Australian-based Queensland Investment Corporation (QIC). Over his career, he held senior positions within the mergers & acquisitions and in country management groups at both SmithKline Beecham and Pfizer. Additionally, he served as CFO and VP Corporate Development for Nichols Institute Diagnostics, a division of Quest Diagnostics, Inc. (NYSE: DGX). Mr. Riley holds a Bachelor of Science degree in International Relations/Biology and participated in a dual-degree graduate program (MBA/MIM) sponsored by Arizona State University and the Thunderbird School of Global Management.

“This is a very exciting time for our Company. I have been actively involved in the efforts to move Adeona forward as Chairman, and look forward to leading Adeona into its new phase of development in the area of synthetic DNA-based therapeutics, continuing to build shareholder value and pursuing an important contribution to the future of healthcare,” stated Mr. Riley. “Having served in leadership positions with several biotechnology and pharmaceutical companies, and having experience with both public and private equity investors, I am pleased to be taking on an active leadership role.”

Mr. Tarriff brings more than 25 years of pharmaceutical experience to Adeona. In January 2007, he formed Eagle Pharmaceuticals, Inc., a hospital specialty company focused on developing, distributing and in-licensing injectable IV products. Prior to forming Eagle, Mr. Tarriff served as President, Chief Executive Officer and Director of Par Pharmaceutical Companies, Inc. (NYSE: PRX). During his tenure at Par, he also served as the Executive Vice President of Business and as President and Chief Executive Officer of Par Pharmaceutical, Inc., the company's principal operating subsidiary. Mr. Tarriff joined Par following a 12-year career at Bristol-Meyers Squibb, where he held several positions of increased responsibility in both the brand and generic divisions. He also served as a Director of Clinical Data, Inc., a publicly-traded biopharmaceutical company which was acquired by Forest Laboratories, Inc. in 2011. Mr. Tarriff received an MBA from Rider College and an undergraduate degree from Pennsylvania State University.

Mr. Stacks is the CEO and Director of WaveGuide Corporation, a first in kind point of care hand held NMR diagnostic technology spin out from Harvard University for infectious disease, circulating cancer and industrial applications. Prior to WaveGuide, Mr. Stacks served as the President, CEO and Director of Vascular Pathways Incorporated and as a venture partner with QBF/QIC, an Australian life science venture and superannuation fund. Over his career, Mr. Stacks has been a venture capitalist, most recently as the General Partner at 3i Ventures and earlier at Oak Investment Partners. Mr. Stacks is a member of the fourth class of Kauffman Fellows and has invested in all areas of healthcare and information technology. He also previously served as the Chairman of Xbio Systems and as CEO and Executive Director of Xenome Limited. Mr. Stacks received an MBA from the F.W. Olin Graduate School of Business at Babson College and a BA from The University of Rochester.

“Scott’s extensive management and operational experience in the pharmaceutical sector, and Nelson’s management and equity experience in the life science industry bring essential knowledge and expertise to Adeona. We are pleased to welcome both of them to our Board,” continued Mr. Riley. “I look forward to working with the entire team to build our portfolio of synthetic biologics product candidates and to advancing our clinical programs for serious illnesses.”

About Adeona Pharmaceuticals, Inc.

Adeona is a biotechnology company focused on the development of synthetic DNA-based therapeutics and innovative disease-modifying medicines for serious illnesses. Adeona is developing, or has partnered the development of, product candidates to treat pulmonary arterial hypertension, relapses in multiple sclerosis, cognitive dysfunction in multiple sclerosis, fibromyalgia and amyotrophic lateral sclerosis (ALS). For more information, please visit Adeona's website at www.adeonapharma.com.

In December 2011, Adeona announced that the Board of Directors had taken several actions to prioritize the company's focus on its recent entry into the emerging field of synthetic biologics. As a result of its new primary focus, the Board approved a proposed name change of the company to Synthetic Biologics, Inc., to better reflect its new mission and primary business. Such name change is subject to stockholder approval.

Synthetic Biologics is a trademark of Adeona Pharmaceuticals, Inc.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding our ability to continue to build shareholder value. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure to successfully integrate the new management and board of directors and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2010 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Jeff Riley

Chief Executive Officer

(734) 332-7800, Ext. 22

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